SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

        PURSUANT TO 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                       CORNERSTONE TOTAL RETURN FUND, INC.
             (Exact Name of Registrant as Specified in Its Charter)



                New York                                  N/A
----------------------------------------          ------------------
(State of Incorporation or Organization)            (IRS Employer
                                                  Identification No.)

            383 Madison Ave.
           New York, New York                          10179
---------------------------------------       -----------------------
(Address of Principal Executive Offices)            (Zip Code)



If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ X ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates (if applicable): 333-99583.

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class to be        Name of each exchange on which each class
            registered                   of stock is to be registered
     ---------------------------           -------------------------

             COMMON                        AMERICAN STOCK EXCHANGE

       Securities to be registered pursuant to Section 12(g) of the Act:

                                 NOT APPLICABLE

                                (Title of Class)



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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

A description of the Common Stock is set forth in the Registrant's combined Proxy Statement/Prospectus on Form N-14, dated September 30, 2002, and filed with the Securities and Exchange Commission on October 4, 2002, Registration No. 333-99583 (the "Registration Statement") on behalf of Cornerstone Total Return Fund, Inc. (the "Registrant"), which is hereby incorporated by reference for all purposes.

ITEM 2. EXHIBITS.

           1. Articles of Incorporation of the Registrant are herein incorporated in by reference to the Registration Statement.

           2. By-laws of the Registrant are incorporated herein by reference to the Registration Statement.

           The Registrant hereby further incorporates by reference the description of the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act.

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



DATED: JANUARY 7, 2003     CORNERSTONE TOTAL RETURN FUND, INC.

                             BY: /S/ THOMAS R. WESTLE
                                ---------------------------
                                THOMAS R. WESTLE, SECRETARY
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